UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 10, 2014

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2014, EnteroMedics Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”). The Sales Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will issue and sell through Cowen, acting as sales agent, shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) having an aggregate offering price of up to $25,000,000. The Company has no obligation to sell any Shares under the Sales Agreement. The sale of the Shares by Cowen will be effected pursuant to the Company’s Registration Statement on Form S-3 (Registration Number 333-183313) by any method permitted by law and deemed to be an “at the market offering” under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Sales Agreement, each time the Company wishes to issue and sell Shares under the Sales Agreement (each, a “Placement”), it will notify Cowen by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”).

Upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of the Sales Agreement, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.

Pursuant to the Sales Agreement, Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415 of the Securities Act, including without limitation sales made directly on The NASDAQ Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. The Sales Agreement provides that Cowen will be entitled to compensation for its services that shall be equal to 3.0% of gross proceeds from each Placement.

The Sales Agreement may be terminated by the Company or Cowen at any time upon notice to the other party, or by Cowen at any time in certain circumstances, including but not limited to the occurrence of a material adverse effect on the Company.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Agreement

In connection with the entry into the Sales Agreement, the Company determined that it would terminate the Equity Distribution Agreement (the “Distribution Agreement”), dated as of July 31, 2013, by and between the Company and Canaccord Genuity, Inc. (“Canaccord”) pursuant to which the Company issued and sold an aggregate of 11,923,977 shares of Common Stock through Canaccord, acting as sales agent. The Company delivered a notice of termination to Canaccord on June 10, 2014, pursuant to which the Company and Canaccord agreed to terminate the Distribution Agreement effective as of June 10, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Sales Agreement by and between EnteroMedics Inc. and Cowen and Company, LLC, dated June 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President, Chief Financial Officer and Chief Operating Officer

Date: June 13, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sales Agreement by and between EnteroMedics Inc. and Cowen and Company, LLC, dated June 13, 2014.